Exhibit 21




                    TEXTRON INC. - SIGNIFICANT SUBSIDIARIES
                                (as of January 1, 1994)


     Set forth below are the names of certain subsidiaries of Textron Inc. Other subsidiaries which, considered in the aggregate, do not constitute a significant subsidiary are omitted from such list.

Name of Subsidiary                                       Place of Incorporation

Ace Industries Textron Inc.                                          California
Airfoil Forging Textron Inc.                                           Delaware
Airfoil Textron Inc.                                                   Delaware
      Compressor Components Textron Inc.                               Delaware
Atlantic Aerospace Textron Inc.                                     Connecticut
Avco Corporation                                                       Delaware
      ARS Two Inc.                                                     Delaware
      Avco Community Developers, Inc.                                California
      Avco Overseas Services Corporation                               Delaware
      Textron Pacific Limited                                         Australia
Avco Financial Services, Inc. (1)                                      Delaware
Babco Textron Inc.                                                Massachusetts
Bell Helicopter Services Inc.                                          Delaware
      Bell Helicopter Asia (Pte) Limited                              Singapore
Bell Helicopter Textron Inc.                                           Delaware
Cadillac Gage Textron Inc.                                             Michigan
Cessna Aircraft Company, The                                             Kansas
Cone Drive Operations Inc.                                             Delaware
Evart Products Textron Inc.                                            Delaware
Fuel Systems Textron Inc.                                              Delaware
Greenlee Textron Inc.                                                  Delaware
HR Textron Inc.                                                        Delaware
McCord Corporation                                                     Michigan
      Davidson Textron Inc.                                            Delaware
            Davidson Overseas Investment Inc.                          Delaware
                  Davidson Marley B.V. (2)                          Netherlands
      McCord Winn Textron Inc.                                    Massachusetts
McDonald Molding Textron Inc.                                          Delaware
Micromatic Operations Inc.                                             Delaware
Micro-Precision Operations Inc.                                        Delaware
The Paul Revere Corporation                                       Massachusetts
      The Paul Revere Life Insurance Company                      Massachusetts
           The Paul Revere Protective Life Insurance Company           Delaware
           The Paul Revere Variable Annuity Insurance Company     Massachusetts
           The Paul Revere Equity Sales Company                   Massachusetts
                The Paul Revere Investment Management Company     Massachusetts
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(1)  See page 3 hereof for details of subsidiaries of Avco Financial  Services,
Inc.

(2)  50.1% owned by Davidson Overseas Investment Inc.
Name of Subsidiary                                       Place of Incorporation

Rantoul Products Textron Inc.                                          Delaware
Textron Atlantic Inc.                                                  Delaware
      Bell Helicopter Supply Center B.V.                            Netherlands
      Textron Atlantic (Netherlands) B.V.                           Netherlands
      Textron Atlantic Belgium S.A.                                     Belgium
      Textron Atlantic SARL                                              France
      Textron Limited                                            United Kingdom
Textron Financial Corporation                                          Delaware
      Cessna Finance Corporation                                         Kansas
Textron FSC Inc.                                            U.S. Virgin Islands
Textron Properties Inc.                                                Delaware
      Textron Canada Limited (3)                                         Canada
Textron Realty Corporation                                             Delaware
Wolverine Metal Specialties, Inc.                                      Michigan




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(3)  64.5% of the capital stock of Textron Canada Limited is held by Textron
     Properties Inc. and the remaining 35.5% by Textron Inc.

Name of Subsidiary                                       Place of Incorporation

AFS Corporation (1)                                                    Delaware
Avco DC Corporation (1)                                                Delaware
Avco Enterprises, Inc. (3)                                           California
Avco Financial Services Canada Limited (2)                              Ontario
Avco Financial Services International, Inc. (3)                        Nebraska
Avco Financial Services Ltd. (1)                             Australian Capital
                                                                      Territory
Avco Financial Services Limited (3)                                 New Zealand
Avco Group Limited (1)                                           United Kingdom
Avco National Bank (4)                                               California
Balboa Insurance Company (1)                                         California
Balboa Life Insurance Company (3)                                    California
Family Insurance Corporation (3)                                      Wisconsin
Meritplan Insurance Company (5)                                      California
Newport Insurance Company (5)                                           Arizona








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(1)  Owned by Avco Financial Services International, Inc.
(2)  Owned by AFS Corporation and Avco DC Corporation
(3)  Owned by Avco Financial Services, Inc.
(4)  Owned by Avco Enterprises, Inc.
(5)  Owned by Balboa Insurance Company